                         INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion of our report dated February 16, 1998 with respect to the balance sheets of Companion Technologies of Texas as of December 31, 1997 and 1996 and the related statements of operations, stockholder's equity, and cash flows for the years ended December 31, 1997 and 1996, which report appears in the Form 8-K/A of Medical Manager Corporation dated March 16, 1998.

                                        COOPERS & LYBRAND L.L.P.
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                         INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion of our report dated February 16, 1998 with respect to the balance sheets of Companion Technologies of Florida, Inc. as of December 31, 1997 and 1996 and the related statements of operations, stockholder's equity, and cash flows for the years ended December 31, 1997 and 1996, which report appears in the Form 8-K/A of Medical Manager Corporation dated March 16, 1998.


                                        COOPERS & LYBRAND L.L.P.